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                                                                       EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP








                                January 24, 1997


XeTel Corporation
2525 Brockton Drive
Austin, TX  78758



         Re:      XeTel Corporation (the "Company")
                  Registration Statement for 1,000,000 Shares of Common Stock


Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 1,000,000 shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP